EXHIBIT 10.1

AMENDMENT TO SENIOR SECURED PROMISSORY NOTE

DATED NOVEMBER 4, 2005

WHEREAS, the Parties entered into the Stock Purchase Agreement (“SPA”) dated July 1, 2005 and the Senior Secured Promissory Note (“Note”) dated July 1, 2005; and

WHEREAS, the Parties desire amend the repayment included in Schedule 1 of the Note.

NOW THEREFORE, in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties each intending to be legally bound, agree to amend the Schedule 1 of the Note in its entirety as follows:

SCHEDULE 1

Payment Schedule

Date	Amount

November 30, 2005	USD $50,000.00

December 31, 2005	USD $50,000.00

January 31, 2006	USD $50,000.00

February 28, 2006	USD $50,000.00

March 31, 2006	USD $50,000.00

April 30, 2006	USD $50,000.00

May 31, 2006	USD $50,000.00

June 30, 2006	USD $270,000.00

TOTAL	USD $620,000.00

Except as expressly amended herein, there are no other amendments, implied or otherwise, to the Note, SPA or any other agreement between the parties.

This agreement may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.

BUYER:	Ominira Networks, LLC

By:	/s/ Dr. Olu Lafe
Name:	Dr. Olu Lafe
Title:	President and Chief Executive Officer,
Ominira Networks, LLC

COMPANY:	IA Global Acquisition Co., Ltd.

By:	/s/ Dr. Olu Lafe
Name:	Dr. Olu Lafe
Title:	President and Chief Executive Officer,
Ominira Networks, LLC

SELLER:	IA Global, Inc.

By:	/s/ Mark Scott
Name:	Mark Scott
Title:	President, IA Global, Inc.